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                             STOCKHOLDERS' AGREEMENT

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                                      among

                     SYNETIC HEALTHCARE COMMUNICATIONS, INC.

                                       and

                                ITS STOCKHOLDERS


                           Dated as of January 2, 1999


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


                                TABLE OF CONTENTS



                                                                            Page
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Certain Defined Terms...........................................1

                                   ARTICLE II

                               CERTAIN AGREEMENTS

SECTION 2.01.  Board of Directors..............................................8
SECTION 2.02.  Certain Issuances of New Securities.............................9
SECTION 2.03.  Deployment Level...............................................10
SECTION 2.04.  Investment in THINC............................................12
SECTION 2.05.  Cerner Warrant.................................................13
SECTION 2.06.  Affiliate Transactions.........................................13
SECTION 2.07.  Public Offerings Co-operation..................................13
SECTION 2.08.  Liquidity of Cerner Shares.....................................14

                                   ARTICLE III

                            RESTRICTIONS ON TRANSFER

SECTION 3.01.  General Restriction............................................14
SECTION 3.02.  Legends  ......................................................15
SECTION 3.03.  Certain Restrictions on Transfer...............................16
SECTION 3.04.  "Tag-Along" Rights.............................................16
SECTION 3.05.  "Drag-Along" Rights............................................19
SECTION 3.06.  Certain Persons to Execute Agreement...........................22
SECTION 3.07.  Improper Sale or Encumbrance...................................22

                                   ARTICLE IV

                               REGISTRATION RIGHTS

SECTION 4.01.  Demand Registration............................................23
SECTION 4.02.  Registration Procedures........................................24
SECTION 4.03   Indemnification................................................26
SECTION 4.04.  Contribution...................................................27

                                                                            Page


SECTION 4.05.  Right to Participate...........................................28
SECTION 4.06.  No Assignment..................................................28

                                    ARTICLE V

                                  MISCELLANEOUS

SECTION 5.01.  Termination....................................................28
SECTION 5.02.  Conflict with Certificate of Incorporation or By-laws of the Company...............................................28
SECTION 5.03.  Expenses ......................................................29
SECTION 5.04.  Notices  ......................................................29
SECTION 5.05.  Public Announcements...........................................30
SECTION 5.06.  Headings ......................................................30
SECTION 5.07.  Severability...................................................30
SECTION 5.08.  Entire Agreement...............................................31
SECTION 5.09.  Assignment.....................................................31
SECTION 5.10.  No Third Party Beneficiaries...................................31
SECTION 5.11.  Amendment......................................................31
SECTION 5.12.  Governing Law..................................................31
SECTION 5.13.  Counterparts...................................................31
SECTION 5.14.  Specific Performance...........................................31
SECTION 5.15.  Payments ......................................................32
SECTION 5.16.  Waiver of Jury Trial...........................................32

         STOCKHOLDERS' AGREEMENT, dated as of January 2, 1999, among SYNETIC HEALTHCARE COMMUNICATIONS, INC., a Delaware corporation (the "Company"); SYNETIC, INC., a Delaware corporation ("Synetic"); AVICENNA SYSTEMS CORPORATION, a Massachusetts corporation ("Avicenna"), and a wholly owned subsidiary of Synetic; and CERNER CORPORATION, a Delaware corporation ("Cerner").

                              W I T N E S S E T H:
                              --------------------

            WHEREAS, the Company is authorized by its Certificate of Incorporation (as such Certificate of Incorporation may be amended from time to time, the "Certificate of Incorporation") to issue 10,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock");

         WHEREAS, on the date hereof, the Company, Synetic, Avicenna and Cerner are consummating the transactions contemplated by the Subscription Agreement, dated as of January 2, 1999 (the "Subscription Agreement"), among the Company, Synetic, Avicenna and Cerner and each of the Ancillary Agreements (as defined below); and

         WHEREAS, as a condition to the consummation of the transactions contemplated by the Subscription Agreement and in order to make certain agreements with respect to their respective rights and obligations as holders of Common Stock, the parties hereto have determined that it is in their best interests to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person.

         "Affiliated Group", with respect to any Person, means such Person and each Affiliate and Associate of such Person and each other Person with whom such Person is acting "as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of" Shares (within the meaning of Section 13(d)(3) of the Exchange Act, regardless of whether the Company shall at any time be subject to the requirements of the Exchange Act).

         "Agreement" or "this Agreement" means this Stockholders' Agreement, dated as of January 2, 1999, among the Company and each of the other parties signatory hereto, and all amendments hereto made in accordance with the provisions of Section 5.11.

         "Ancillary Agreements" means:

              (i) the Non-Competition Agreement;

              (ii) a marketing agreement between Cerner and the Company, dated as of the date hereof;

              (iii) a license agreement between Cerner and the Company, dated as of the date hereof;

              (iv) a master services and outsourcing agreement between Cerner and the Company, dated as of the date hereof;

              (v) a services agreement between Synetic and the Company, dated as of the date hereof; and

              (vi) a subscription agreement between Cerner and the Company, dated as of January 2, 1999.

         "Associate" has the meaning given such term in Rule 12b-2 under the Exchange Act.

         "Avicenna" has the meaning specified in the preamble to this Agreement.

         "beneficial owner" or "beneficially own" has the meaning given such term in Rule 13d-3 under the Exchange Act.

         "Board" means the Board of Directors of the Company.

         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

         "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

         "CareXchange" means the transaction environment, consisting of the Company's host computer or computers and a network or networks set up by the Company to enable physicians and their staff to perform information activities and transactions by interfacing between their computers, those of the Company, and those of healthcare payers, laboratories and pharmacies.

         "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
    (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("S&P") or Moody's Investors Service, Inc.; or (c) commercial paper maturing not more than one year from the date of issuance thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's Investors Service, Inc.

         "Cerner" has the meaning specified in the preamble to this Agreement.

         "Certificate of Incorporation" has the meaning specified in the recitals to this Agreement.

         "Commission" means the Securities and Exchange Commission, and any successor commission or agency having similar powers.

         "Common Stock" has the meaning specified in the recitals to this Agreement.

         "Company" has the meaning specified in the preamble to this Agreement.

         "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Fair Value" means (i) as to publicly traded securities, the average of the daily closing prices or last reported sales price, as applicable, or if closing prices or last reported sales prices are not available, the average of the highest reported bid and the lowest reported asked price, for the ten
    (10) consecutive trading days ending on the most recent trading day prior to the date of determination, and (ii) as to other assets, the fair market value of such assets determined in good faith by an independent nationally recognized investment banking firm selected by the Company and approved by the Stockholders (which approval shall not be unreasonably withheld) and which shall have provided no material services to the Company or any Stockholder within the preceding year.

         "Full Deployment" means the attainment by the Company of in excess of 15,000 registered physician users of the CareXchange, on the date at which the number of such CareXchange users is being evaluated in accordance with
    Section 2.03(a) or Section 2.08, at least 50% of such users logging onto the CareXchange server, or creating transactions to be processed by the CareXchange server, three or more times per week in each week during the four (4) weeks immediately prior to the date at which the number of such CareXchange users is being evaluated in accordance with Section 2.03(a) or
    Section 2.08 and ending on such date.

         "Fully Diluted Shares" means the aggregate of (i) the number of Shares issued and outstanding (other than Shares held in the treasury of the Company or held by any Subsidiary) and (ii) the number of Shares issuable upon (x) the exercise of any then exercisable outstanding options, warrants or similar instruments (other than such instruments held by the Company or any Subsidiary) and (y) the exercise of any then exercisable conversion or exchange rights with respect to any outstanding securities or instruments (other than such securities or instruments held by the Company or any Subsidiary).

         "IPO Lock-Up Period" means the period from the date of the Public Offering pursuant to which the Company first becomes a Public Company up to the date six months after the end of any "lock-up" period during which the Company agrees with the underwriters of such Public Offering not to issue or sell additional shares of Capital Stock.

         "Limited Deployment" means the attainment by the Company of less than 8,000, but more than 5,000, registered physician users of the CareXchange, on the date at which the number of such CareXchange users is being evaluated in accordance with
    Section 2.03(a).

         "Marketable Securities" means securities that are (a) (i) securities of or other interests in any Person that are traded on a national securities exchange, reported on the Nasdaq Stock Market System or otherwise actively traded over-the-counter or (ii) debt securities of an issuer that has debt or equity securities that are so traded or so reported on and which a nationally recognized securities firm has agreed to make a market in, and
    (b) not subject to restrictions on transfer as a result of any applicable contractual provisions or the provisions of the Securities Act or, if subject to such restrictions under the Securities Act, are also subject to registration rights reasonably acceptable to Avicenna.

         "Minimum Registration Amount" means a number of shares of Registrable Securities equal to twenty-five percent (25%) of the total number of shares of Common Stock held by Cerner as at the date hereof.

         "New Securities" means any Capital Stock of the Company, whether or not now authorized, and rights, options or warrants to purchase such Capital Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for Capital Stock of the Company; provided, however, that the term "New Securities" does not include
    (i) securities of the Company issued to employees, consultants, officers or directors of the Company, or which have been reserved for issuance, pursuant to any employee stock option, stock purchase, stock bonus plan, or other similar stock agreement or arrangement approved by the Board; (ii) securities of the Company issued in connection with any stock split, stock dividend or recapitalization of the Company; (iii) securities of the Company issued in a Public Offering; (iv) securities of the Company issued upon the conversion or exchange of convertible or exchangeable securities of the Company that are outstanding as of the date of this Agreement or that have been issued in compliance with the provisions of Section 2.02; any (v) and right, option or warrant to acquire any security convertible into or exchangeable or exercisable for the securities excluded from the definition of New Securities pursuant to subsection (i) above if issued pursuant to any employee stock option, stock purchase, stock bonus plan or other similar stock agreement or arrangement approved by the Board.

         "Non-Competition Agreement" means the non-competition agreement among Synetic, Avicenna, Cerner and the Company, dated as of the date hereof.

         "Permitted Transferee" means (a) (i) in the case of Cerner, any Subsidiary of Cerner; (ii) in the case of Avicenna or Synetic, any Subsidiary of Synetic; and (iii) in the case of the Company, any Subsidiary of the Company; or (b) any Person with respect to which the parties agree that they have no objection if a Sale of Shares is made to such Person.

         "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

         "Prospective Transferee" has the meaning set forth in Section 3.06(a).

         "Public Company" means that, as of the date of determination, the shares of Common Stock that have been sold in Public Offerings shall equal not less than 10% of the then outstanding shares of Common Stock (determined on a fully diluted basis).

         "Public Offering" means an underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act.

         "Registrable Securities" means all Restricted Shares, at any time outstanding, held by Cerner or its Permitted Transferees, if any. As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement; (ii) they shall have become freely tradeable pursuant to Rule 144 (k); (iii) they shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend to the effect set forth in the first paragraph of the form of legend required by Section 3.02(a) restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force; or (iv) they shall have ceased to be outstanding.

         "Registration Expenses" means all out-of-pocket expenses incident to the Company's performance of or compliance with Article IV, including, without limitation, all registration and filing fees (including filing fees with respect to the National Association of Securities Dealers, Inc.), all fees and expenses of complying with state securities or "blue sky" laws (including reasonable fees and disbursements of underwriters' counsel in connection with any "blue sky" memorandum or survey), all printing expenses, all listing fees, all registrars' and transfer agents' fees, the fees and disbursements of counsel for the Company and of its independent certified public accountants, including the expenses of any special audits and/or "comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of one outside counsel retained by the holders of Registrable Securities being registered (which counsel shall be satisfactory to the holders of a majority of the shares of Registrable Securities being registered), but excluding underwriting discounts and commissions and applicable transfer taxes, if any, which shall be borne by the sellers of the Registrable Securities being registered in all cases.

         "Restricted Shares" means all Shares other than (a) Shares that have been registered under a registration statement pursuant to the Securities Act; (b) Shares with respect to which a Sale has been made in reliance upon, and in accordance with, Rule 144; or (c) Shares with respect to which the holder thereof shall have delivered to the Company either (i) a written opinion, in form and substance reasonably satisfactory to the Company, of counsel, who shall be reasonably satisfactory to the Company, or (ii) a "no action" letter from the Commission, to the effect that subsequent transfers of such Shares may be effected without registration under the Securities Act.

         "Restructuring Event " means the attainment by the Company of 5,000 or fewer registered physician users of the CareXchange, on the date at which the number of such CareXchange users is being evaluated in accordance with
    Section 2.03(a).

         "Rule 144" means Rule 144 (or any successor provision) under the Securities Act.

         "Rule 144 Transaction" means any Sale of shares of Common Stock made in reliance upon, and in accordance with, Rule 144.

         "Sale" means any sale, assignment, transfer, distribution or other disposition of Shares or of a participation or other right therein, whether voluntarily or by operation of law.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Share" means any share of Common Stock.

         "Stockholder" means each Person (other than the Company) who shall be a party to this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Section 3.06 or otherwise, so long as such Person shall own, beneficially or of record, any Shares.

         "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, joint venture, association or other entity, all of the capital stock or other similar equity interests of which, are owned beneficially and of record by such Person directly or indirectly through one or more intermediaries.

         "Successful Deployment" means the attainment by the Company of at least 8,000 registered physician users of the CareXchange, but Full Deployment has not yet been

                                        8
    achieved, on the date at which the number of such CareXchange users is being evaluated in accordance with Section 2.03(a).

         "Synetic" has the meaning specified in the preamble to this Agreement.

         "THINC" means The Health Information Network Connection LLC, a New York limited liability company.

         "Third Party" means, with respect to any Stockholder, any Person, other than (i) the Company, (ii) any Subsidiary of the Company or (iii) any Permitted Transferee of such Stockholder.


                                   ARTICLE II

                               CERTAIN AGREEMENTS

         SECTION 2.01. Board of Directors. (a) Cerner Directors. At all times prior to such time as the Company first becomes a Public Company, Cerner shall be entitled, at its election, to have one of its representatives receive notice of and to attend on a nonvoting basis each meeting of the Board or to have its nominees on the Board represent the greater of (A) one director and (B) such number of directors representing twenty percent (20%) of the total number of directors (rounded down to the nearest whole number) (such nominees being, collectively, the "Cerner Directors"). The procedures set forth in subsections
(b) through (e) of Section 2.01 shall govern Cerner if it elects to have one or more of its nominees serve as a member of the Board.

         (b) Nomination by Cerner. Cerner shall be entitled to nominate one or more candidates for director of the Company, which nomination shall be considered at a meeting of Stockholders to be held within thirty (30) days of such nomination, such that upon election of all candidates at such meeting, or pursuant to unanimous written consent of all Stockholders, the Board shall include the appropriate number of Cerner Directors. Promptly following such nomination, the Stockholders will take all actions necessary to cause the Board to contain the appropriate number of Cerner Directors. If Cerner does not nominate any candidate for director there shall be no Cerner Directors serving on the Board of Directors until Cerner does nominate candidates to be Cerner Directors.

         (c) Voting Agreement. Each Stockholder shall take all actions necessary to vote all Shares entitled to vote and owned or held of record by such Stockholder at any annual or special stockholders' meeting at which one or more directors are elected in favor of, or shall take all actions by written consent in lieu of any such meeting necessary to cause, the election of all individuals that are candidates to serve as directors, including individuals, if any, that are candidates to serve as Cerner Directors, at such time.

         (d) Removal. Each Stockholder agrees that, if, at any time, it is then entitled to vote for the removal of directors of the Company, it will not vote any Shares in favor of the removal of a Cerner Director unless such removal shall be for Cause (as defined below) or Cerner shall have consented to or directed such removal in writing; provided, however, that if the size of the Board is reduced such that the number of Cerner Directors would be reduced, Cerner shall direct the removal of the appropriate number of directors. Removal for "Cause" shall mean removal of a director because of such director's (A) willful and continued failure to substantially perform his duties as a director of the Company, (B) willful conduct which is significantly injurious to the Company, momentarily or otherwise, (C) conviction for, or guilty plea to, a felony or a crime involving moral turpitude, (D) abuse of illegal drugs or other controlled substances or habitual intoxication, or (E) willful breach of this Agreement by Cerner.

         (e) Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without Cause) or otherwise, there shall exist or occur any vacancy in the directorship that had been held by a Cerner Director or if the size of the Board is increased such that the number of Cerner Directors would be increased, then Cerner shall have the right to designate in writing the nominee for election to fill such vacancy or to be such additional Cerner Director and each Stockholder then entitled to vote for the election of such nominee as a director of the Company agrees that it will vote its Shares, or execute a written consent, as the case may be, so as to elect such nominee as a director of the Company.

         (f) Termination. The provisions of this Section 2.01 shall terminate at such time as the Company first becomes a Public Company or, if earlier, at the time of any sale by Cerner of all of its shares.

         (g) No Transfer. Notwithstanding any other provision of this Agreement, the rights of Cerner pursuant to this Section 2.01 shall not be transferrable to a Third Party by Cerner, but will transfer to a Permitted Transferee of Cerner to whom Cerner transfers all of the Cerner Shares.

         SECTION 2.02. Certain Issuances of New Securities. (a) In the event the Company proposes to issue New Securities to Synetic or any Affiliate of Synetic, other than pursuant to a stock dividend or other pro rata distribution to stockholders, the Company hereby grants to Cerner the right to purchase in lieu of Synetic or such Affiliate, in accordance with Section 2.02(b), a number of shares or other amount of any New Securities which the Company proposes to issue equal to the product of (a) the total number of shares or other amount of such New Securities which the Company proposes to issue to Synetic or any Affiliate of Synetic at such time, multiplied by (b) a fraction, (i) the numerator of which shall be the total number of Fully Diluted Shares then beneficially owned by Cerner, excluding any Cerner warrants not exercisable under Section 2.05 and
(ii) the denominator of which shall be the total number of Fully Diluted Shares then beneficially owned by Cerner and its Affiliates and by Synetic and its Affiliates excluding any Cerner warrants not exercisable under Section 2.05.

         (b) In the event that the Company proposes to issue New Securities to Synetic or any Affiliate of Synetic, it shall give Cerner written notice (a "Notice of Issuance") of its intention, describing all material terms of the New Securities and the price and all material terms upon which the Company proposes to issue such New Securities. Cerner shall have ten (10) business days from the date of the Notice of Issuance to agree to purchase all or any portion of its pro rata share of such New Securities (as determined pursuant to Section 5.01(a)) at the price and upon the terms stated in the Notice of Issuance; provided, however, that if the Company is proposing to issue New Securities for consideration other than all cash, the Company shall accept from Cerner either non-cash consideration which is reasonably comparable to the non-cash consideration specified in the Notice of Issuance or the cash in an amount equal to the Fair Value of the non-cash consideration. Any purchase by Cerner of New Securities shall be consummated on the date on which all other New Securities described in the applicable Notice of Issuance are issued to Synetic and/or any of its Affiliates.

         (c) Termination. The provisions of this Section 2.02 shall terminate at such time as the Company first becomes a Public Company.

         (d) No Transfer. Notwithstanding any other provision of this Agreement, the rights of Cerner pursuant to this Section 2.02 shall not be transferrable to a Third Party by Cerner, but will transfer to a Permitted Transferee of Cerner to whom Cerner transfers all of the Cerner Shares.

         SECTION 2.03. Deployment Level. (a) (i) The Company, Avicenna and Cerner agree that on February 15, 2001, the Company shall determine whether Full Deployment, Successful Deployment, Limited Deployment or a Restructuring Event has occurred (the "Deployment Level"). As promptly as practicable, but in any event within thirty (30) calendar days of February 15, 2001, the Company shall deliver notice thereof to Cerner.

         (ii) Cerner may dispute the Deployment Level if it so notifies the Company within thirty (30) calendar days of receipt of notice thereof from the Company, specifying, in reasonable detail, the basis for such dispute. If Cerner and the Company are unable to reach a resolution within ten (10) calendar days after receipt by the Company of Cerner's written notice of dispute, they shall submit the dispute for resolution to an independent public accounting firm of national reputation mutually acceptable to the Company and Cerner (the "Independent Accounting Firm"), which shall, within thirty (30) calendar days from such submission, determine and report to the Company and Cerner upon the dispute, and such report shall be final, binding and conclusive on the Company and Cerner. The fees and disbursements of the Independent Accounting Firm shall be paid by the Company if Cerner successfully disputes the Deployment Level and otherwise by Cerner.

         (b) The Company and Avicenna agree that in the event of a determination of Full Deployment in accordance with the provisions of Section 2.03(a), effective as of February 15,

2001, the Company shall issue to Cerner, in exchange for a cash payment equal to the par value of such Shares, 50,000 additional new Shares (such number to be adjusted to take account of any stock splits, reverse stock splits, stock dividends, combinations, subdivisions or similar adjustments prior to such date) and the Non-Competition Agreement shall continue in force.

         (c) Avicenna and Cerner agree that in the event of a determination of Successful Deployment in accordance with the provisions of Section 2.03(a), the number of Shares held by Cerner shall not be modified and the Non-Competition Agreement shall continue in force.

         (d) Avicenna and Cerner agree that in the event of a determination of Limited Deployment in accordance with the provisions of Section 2.03(a) above:

              (i) Cerner will purchase from Avicenna (or any Permitted Transferee of Avicenna) such number of Shares as equals one percent (1%) of the Shares then outstanding in exchange for two million dollars ($2,000,000) in cash, such purchase to occur (x) on the thirtieth (30th) calendar day following the delivery of notice by the Company pursuant to paragraph (a)(i) above if Cerner does not dispute such notice or (y) ten (10) business days following the report of the Independent Accounting Firm if Cerner disputes the notice delivered pursuant to paragraph (a)(i) above; and

              (ii) Cerner shall, on or prior to the third anniversary of this Agreement, have the option of transferring the Shares purchased in accordance with paragraph (d)(i) above and all other Shares owned of record or beneficially by Cerner to Avicenna in exchange for the par value of such Shares. If Cerner affects such transfer on or prior to the third anniversary of this Agreement, the Non-Competition Agreement shall be terminated in accordance with its terms, effective on the fourth anniversary of this Agreement.

         (e) Avicenna and Cerner agree that in the event of a determination of a Restructuring Event in accordance with the provisions of Section 2.03(a) above:

              (i) Cerner will purchase from Avicenna (or any Permitted Transferee of Avicenna) such number of Shares as equals two percent (2%) of the Shares then outstanding in exchange for four million dollars ($4,000,000) in cash, such purchase to occur (x) on the thirtieth (30th) calendar day following the delivery of notice by the Company pursuant to paragraph (a)(i) above if Cerner does not dispute such notice or (y) ten (10) business days following the report of the Independent Accounting Firm if Cerner disputes the notice delivered pursuant to paragraph (a)(i) above; and

              (ii) Cerner shall have the option (exercisable within ten (10) business days after the date of purchase under paragraph (e)(i) above) of transferring the Shares purchased in accordance with paragraph (e)(i) above and all other Shares owned of record or beneficially by Cerner to Avicenna in exchange for the par value of such Shares. If Cerner affects such transfer within thirty (30) days of the purchase of Shares under (e)(i) above, the Non-Competition Agreement shall be terminated in accordance with its terms, effective on the third anniversary of this Agreement.

         (f) Nothing in this Section 2.03 shall grant or imply any obligation on the part of Synetic and Avicenna, or any right on the part of Cerner, with respect to the operation of the Company. No act or failure to act on the part of the Company, Synetic or Avicenna (including but not limited to a delay or failure by Synetic to continue its product development efforts) shall affect the obligation of Cerner pursuant to this Section 2.03 regardless of whether such act or failure to act could have been expected to result in a Deployment Level being attained different from the Deployment Level actually attained.

         SECTION 2.04. Investment in THINC. (a) The Company and THINC proposes to enter into agreements whereby the Company will manage the operations of THINC and will provide it with certain services, copies of which have been previously provided to Cerner (the "THINC Agreements").

         (b) In connection with the THINC Agreements, the Company shall (i) make an equity investment in THINC of $1,500,000 in cash, (ii) issue the THINC Warrants (as defined in Section 2.05(a) below), and (iii) agree to an initial $2,000,000 loan to THINC (the "THINC Loan") and a potential further loan of $1,500,000, all in exchange for receipt by the Company of 20% of the then outstanding units of THINC.

         (c) Avicenna, Cerner and the Company agree that on closing in accordance with the THINC Agreements, Cerner shall pay to the Company (i) $150,000 towards the Company's obligation in Section 2.04 (b)(i) above, in exchange, subject to Section 2.04(d) below, for a beneficial interest in 2% of THINC's then outstanding units from the Company (the "THINC Stock"), and (ii) $1,000,000 in respect of a fifty percent (50%) participation in the THINC Loan (the "THINC Loan Participation").

         (d) Cerner and the Company agree that Cerner shall be the beneficial owner of the THINC Stock and receive from the Company such dividends, income and liquidation and disposition proceeds as it receives in respect of the THINC Stock but that the THINC Stock remain in the record ownership of the Company and that the Company shall freely exercise all voting rights over the THINC Stock and shall have the right to sell, transfer, exchange, encumber or otherwise dispose of the THINC Stock as it sees fit.

         (e) Cerner agrees that the THINC Loan shall be held in the name, and under the sole control, of the Company and that Cerner shall have no direct rights against THINC with respect to the THINC Loan Participation. Cerner agrees that it shall have no rights against the Company in respect of the THINC Loan Participation other than to receive its pro rata share of any principal and interest payments made pursuant to the THINC Loan and actually received by the Company.

Cerner hereby authorizes the Company to take such action with regard to the THINC Loan as the Company in its sole discretion deems appropriate; provided, however, that the Company may not reduce the amount of, or alter the payment dates of, principal or interest payable under the THINC Loan without the prior written consent of Cerner.

         SECTION 2.05. Cerner Warrant. (a) Under the terms of the THINC Agreements, the Company has agreed to issue to THINC warrants ("THINC Warrants") to purchase 81,081 Shares at a price per Share determined in accordance with the THINC Agreements (the "Exercise Price"). The Company hereby grants to Cerner a warrant (the "Cerner Warrant") entitling it to such number of additional Shares as equals 19.9% of the aggregate number of Shares issued pursuant to the THINC Warrants and to Cerner pursuant to this Section 2.05 (such number to be adjusted to take account of any stock splits, reverse stock splits, stock dividends, combinations, subdivisions of similar adjustments prior to the date of exercise of the Cerner Warrant) at the Exercise Price. The Cerner Warrant, exercisable based on a Company valuation of $200 million or the Exercise Price, whichever is lower, shall be exercisable only if the THINC Warrants have been exercised and during each period commencing on the date on which the THINC Warrants are exercised and ending on the first anniversary of such date.

         (b) The Company shall, at all times from the initial grant of the THINC Warrants until the expiration thereof, reserve for issuance and delivery pursuant to Section 2.05(a) such number of Shares as shall be required to satisfy the Company's obligations under Section 2.05(a).

         (c) Cerner shall not, by virtue of the rights granted to it pursuant to this Section 2.05, have any rights as a stockholder of the Company with respect to any Shares that may be issued to it pursuant to Section 2.05(a) unless and until such Shares are issued.

         (d) Upon execution of the THINC Agreements, the Company will provide Cerner with copies of all THINC Agreements (including the documents related to the THNC Loan and the THINC Warrants.

         SECTION 2.06. Affiliate Transactions. Synetic, Avicenna and the Company agree that the Company shall not enter into any agreements with, purchase any products or services from, sell any products or services to, grant any loans to, or borrow from, any of Synetic, Avicenna or any of their Affiliates, other than as permitted in the Ancillary Agreements, unless such transactions are on terms no more favorable to Synetic, Avicenna or their Affiliates than could have been obtained by arm's length negotiations with a person other than Synetic, Avicenna, any of their Affiliates or the Company.

         SECTION 2.07. Public Offerings Co-operation. (a) Each of Avicenna and Cerner agree that if the Company shall decide to undertake a Public Offering, all parties shall co-operate fully, and provide any such assistance as the Company and its advisers shall reasonably require, to achieve such Public Offering. Such co-operation and assistance shall include, without limitation, facilitating any corporate restructuring reasonably deemed advisable by the Company and that does not adversely affect Cerner's or Avicenna's interest in connection with such Public Offering, providing information about the Stockholders and their Affiliates and making representatives available to the Company and its advisers for such assistance or as is reasonably necessary market and implement a successful Public Offering.

         (b) Each of Avicenna and Cerner agree that following any Public Offering, they shall not dispose of any Shares acquired in such Public Offering until the end of six (6) months following any "lock-up" period which the Company reasonably agrees with the underwriters of such Public Offering.

         SECTION 2.08. Liquidity of Cerner Shares. The Company, Synetic and Avicenna agree that if:

         (a) on each of the fourth and fifth anniversary of this Agreement, the Company is not a Public Company and no reasonable effort, successful or otherwise, shall have been made by the Company during the prior twelve months to achieve a Public Offering pursuant to which the Company shall have first become a Public Company; and

         (b) Full Deployment shall have been attained at the date of whichever anniversary Cerner seeks to exercise its rights under this Section 2.08,

Cerner may request within thirty (30) days of each of the fourth and fifth anniversary of this Agreement that Synetic (or Avicenna or an Affiliate of Synetic, at Synetic's option) purchase all Shares held by Cerner at a purchase price equal to their Fair Value. Such purchase shall, at Synetic's option, be for cash or common stock of Synetic (valued at Fair Value), and shall be completed within two months from that date of Cerner's request.

For the purposes of this Section 2.08, a "reasonable effort" to achieve a Public Offering shall require the consultation by the Company with an investment bank of national reputation experienced in initial public offerings, upon whose advice the Company shall rely to determine whether a successful Public Offering could be made, having regard to the Company's business and general financial market conditions.


                                   ARTICLE III

                            RESTRICTIONS ON TRANSFER

         SECTION 3.01. General Restriction. Each Stockholder agrees that it will not, directly or indirectly, make or solicit any Sale of, or create, incur, solicit or assume any

Encumbrance with respect to, any Share, except in compliance with the Securities Act and this Agreement.

         SECTION 3.02. Legends. (a) The Company shall affix to each certificate evidencing Shares a legend in substantially the following form:

    "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY.

    THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS' AGREEMENT, DATED AS OF JANUARY 2, 1999, AS IT MAY THEREAFTER BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.

    THE HOLDER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS ENTITLED TO CERTAIN RIGHTS AND SUBJECT TO CERTAIN OBLIGATIONS AS SET FORTH IN A STOCKHOLDERS' AGREEMENT, DATED AS OF JANUARY 2, 1999, AS IT MAY THEREAFTER BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER."

         (b) In the event that any Shares shall cease to be Restricted Shares, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the first paragraph of the legend required by Section 3.02(a) endorsed thereon; provided, however, that such holder shall furnish the Company or its transfer agent such certificates, legal opinions or other information as the Company or its transfer agent may reasonably require to confirm that the legend is not required on such certificate. In the event that any Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the second paragraph of the legend required by Section 3.02(a). In the event that any Shares shall cease to be entitled to any rights and subject to any obligations set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the third paragraph of the legend required by Section 3.02(a).

         SECTION 3.03. Certain Restrictions on Transfer. Each Stockholder agrees that it will not, directly or indirectly, make or solicit any Sale of, or create, incur, solicit or assume any Encumbrance with respect to, any Share held by such Stockholder, and Synetic agrees that it will not, directly or indirectly, make or solicit any Sale of, or create, incur, solicit or assume any Encumbrance with respect to any of the capital stock of Avicenna ("Avicenna Stock"), other than (a) any Sale or Encumbrance incurred to a Permitted Transferee; (b) any Sale made or Encumbrance incurred by Cerner or its Permitted Transferees, if any, after the first date that is after the later of January 2, 2001 and the end of the IPO Lock-Up Period; provided, however, that such Sale or Encumbrance is allowed prior to January 2, 2001 if the IPO Lock-Up Period has ended and Sales are made or Encumbrances incurred by Synetic, Avicenna or their respective Permitted Transferees pursuant to Section 3.03(c), such Sales or Encumbrances by Cerner or its Permitted Transferees to be of a percentage of the total Shares it then owns which is no greater than the percentage of total Shares owned by Synetic, Avicenna or their respective Permitted Transferees which are sold or encumbered pursuant to Section 3.03(c); (c) any Sale that is made or Encumbrance incurred by Synetic, Avicenna or their respective Permitted Transferees, if any; provided, however, that if such Sale is made prior to the time that the Company first becomes a Public Company, such Sale shall be made in compliance with the procedures, and subject to the limitations, of the "tag-along" rights or the "drag-along" rights set forth in Sections 3.04 and 3.05, respectively; provided, further, that Avicenna and its Permitted Transferees shall not make any such sale during the IPO Lock-Up Period; (d) any Sale pursuant to a Public Offering; (e) any Sale of Shares of Common Stock pursuant to a Rule 144 Transaction so long as immediately prior to, and immediately after the consummation of, such Rule 144 Transaction the Company is a Public Company; or (f) any Sale by Cerner or its Permitted Transferees to Avicenna pursuant to Section 2.03 above. Notwithstanding the foregoing, except as otherwise expressly provided in this Agreement, (x) all Sales permitted by the foregoing clauses (a) through (f) shall be subject to, and shall not be made other than in compliance with, the provisions of Sections 3.01, 3.02, 3.06, and 3.07, and (y) no Sales or Encumbrances of Avicenna Stock permitted above may be made if Avicenna acquires any assets or assumes any liabilities, other than its Common Stock and its rights and obligations under this Agreement and the Ancillary Agreements.

         SECTION 3.04. "Tag-Along" Rights. (a) (i) So long as (A) the Company is not a Public Company and (B) Avicenna and its Permitted Transferees, if any, own, in the aggregate, Shares representing at least 25% of the Shares of Common Stock then outstanding, neither Synetic nor Avicenna nor any of their Permitted Transferees shall, in any transaction or series of related transactions, directly or indirectly, make any Sale of or otherwise dispose of for value any shares of Common Stock or Avicenna Stock held by them to any Third Party or Third Parties, unless the terms and conditions of such Sale or other disposition shall include an offer to include, at the option of each of the other Stockholders other than Avicenna and its Permitted Transferees (for purposes of this Section 3.04, the "Other Stockholders"), in such Sale or other disposition to the Third Party or Third Parties, the number of shares of Common Stock then owned by each Other Stockholder, as determined by Section 3.04(a)(iii).

         (ii) If, (A) so long as the Company is not a Public Company and (B) Avicenna and its Permitted Transferees, if any, own, in the aggregate, Shares representing at least 25% of the Shares of Common Stock then outstanding, Avicenna and/or any of its Permitted Transferees receives from a Third Party or Third Parties a bona fide offer or offers to purchase or otherwise acquire (for purposes of this Section an "Offer") any shares of Common Stock held by Avicenna or such Permitted Transferees or any Avicenna Stock held by Synetic or its Permitted Transferees (both such Common Stock or Avicenna Stock for purposes of this Section 3.04, the "Offered Shares"), and Synetic, Avicenna and/or any of their Permitted Transferees intends to sell such Offered Shares to such Third Party or Third Parties, then Synetic, Avicenna and all of their Permitted Transferees (for purposes of this Section 3.04, the "Prospective Sellers") shall jointly provide written notice (for purposes of this Section 3.04, the "Offer Notice") of such Offer to each of the Other Stockholders not later than thirty
(30) days prior to the consummation of the Sale or other disposition contemplated by the Offer. The Offer Notice shall identify the Offered Shares, either (x) the price offered for such Offered Shares if the Offered Shares are Common Stock, or (y) if the Offered Shares are Avicenna Stock, the price offered for such Offered Shares multiplied by a fraction, the numerator of which shall be the total number of shares of Avicenna Stock outstanding, and the denominator of which shall be the total number of shares of Common Stock owned by Avicenna and its Permitted Transferees (either of such prices, for purposes of this Section 3.04, the "Offer Price"), all other material terms and conditions of the Offer and, in the case of an Offer in which the consideration payable for Offered Shares consists in whole or in part of consideration other than cash, such information relating to such other consideration as may be reasonably necessary to ascertain the value of such other consideration.

         (iii) Each of the Other Stockholders shall have the right and option, for the period of twenty (20) days after the date the Offer Notice is given (for purposes of this Section 3.04, the "Notice Period"), to notify the Prospective Sellers of its interest in selling or otherwise disposing of up to the Pro Rata Portion of its Common Stock pursuant to the Offer. For purposes of this subsection 3.04, "Pro Rata Portion" means, with respect to each Other Stockholder, a number of shares of Common Stock equal to either, (a) if the Offered Shares are Common Stock, the product of (x) the total number of shares of Common Stock then owned by such Other Stockholder, multiplied by (y) a fraction, the numerator of which shall be the total number of shares of Common Stock proposed to be sold by the Prospective Sellers, and the denominator of which shall be the total number of shares of Common Stock then owned by the Prospective Sellers, or (b) if the Offered Shares are Avicenna Stock, the product of (x) the total number of shares of Common Stock then owned by such Other Stockholder, multiplied by (y) a fraction, the numerator of which shall be the total number of shares of Avicenna Stock proposed to be sold by the Prospective Sellers and the denominator of which shall be the total number of shares of Avicenna Stock then owned by the Prospective Sellers.

         (iv) Each Other Stockholder desiring to exercise the "tag-along" right provided for in this Section 3.04 shall, prior to the expiration of the Notice Period, provide the Prospective Sellers with a written notice specifying the number of shares of Common Stock as to which such Other Stockholder has an interest in selling or otherwise disposing of pursuant to the Offer (for purposes of this Section 3.04, a "Notice of Interest"), and shall deliver to the Prospective Sellers, to be held in trust, (A) the certificate or certificates evidencing the shares of Common Stock to be sold or otherwise disposed of by such Other Stockholder duly endorsed in blank or accompanied by written instruments of transfer in form reasonably satisfactory to the Prospective Sellers executed by such Other Stockholder; (B) an instrument of assignment reasonably satisfactory to the Prospective Sellers assigning, as of the consummation of the Sale or other disposition to the Third Party or Third Parties, all of such Other Stockholder's rights under this Agreement with respect to the shares of Common Stock to be sold or otherwise disposed of; (C) a special irrevocable power-of-attorney authorizing the Prospective Sellers, on behalf of such Other Stockholder, to sell or otherwise dispose of such shares of Common Stock pursuant to the terms of the Offer (at a price equal to the Offer Price) and to take all such actions as shall be necessary or appropriate in order to consummate such Sale or other disposition; and (D) wire transfer instruction for payment of the purchase price for the purchase of the Other Stockholder's Shares. Delivery of such certificate or certificates evidencing the shares of Common Stock to be sold, the instrument of assignment, the special irrevocable power-of-attorney authorizing the Prospective Sellers and wire transfer instructions, on behalf of such Other Stockholder, to sell or otherwise dispose of such Shares shall constitute an irrevocable election by such Other Stockholder to authorize and permit the Prospective Sellers to sell such shares of Common Stock, on behalf of such Other Stockholder, pursuant to the Offer. The Prospective Sellers shall cause the Third Party to whom the Shares of the Other Stockholders are being sold or otherwise disposed to deliver the appropriate amount of immediately available funds for the purchase of such Shares to the Other Stockholders pursuant to the wire transfer instructions described in clause (D) above. Subject to the last sentence of this paragraph, if in connection with such Sale or other disposition, the Prospective Sellers are to receive consideration other than cash, Cash Equivalents or Marketable Securities, each of the Other Stockholders shall have the right to elect to receive in lieu thereof Cash or Cash Equivalents equal to the Fair Value of the consideration otherwise payable to such Other Stockholder. Such Other Stockholder shall make such election in the Notice of Interest provided to Prospective Sellers. Notwithstanding the previous two sentences, in the event the terms of such Sale provide that the Third Party shall be under an obligation to, within a definite time period, make cash, Cash Equivalents or Marketable Securities available to the Company and each of the Other Stockholders, on the same terms to each, in exchange for such consideration received, any election to receive cash by the Other Stockholders shall be of no force and effect.

         (v) Promptly after the consummation of the Sale or other disposition of the shares of Common Stock of the Prospective Sellers and the shares of Common Stock of the Other Stockholders to the Third Party or Third Parties pursuant to the Offer, the Other Stockholders shall pay to the Prospective Sellers the Other Stockholders' pro rata portion of the documented and reasonable expenses (including, without limitation, reasonable legal expenses) actually incurred by the Prospective Sellers in connection with such sale or disposition.

         (vi) If at the end of the Notice Period any Other Stockholder shall not have given a Notice of Interest (and delivered all other required documents) with respect to some or all of its shares of Common Stock, such Other Stockholder will be deemed to have waived all of its rights under this Section
3.04 with respect to the portion of its shares of Common Stock for which a Notice of Interest shall not have been given. If, at the end of the 180-day period following the giving of the Offer Notice, the Prospective Sellers shall not have completed the Sale or other disposition of all the Offered Shares and the shares of Common Stock with respect to which Other Stockholders shall have given Notices of Interest pursuant to this Section 3.04, the Prospective Sellers shall return to such Other Stockholders all certificates evidencing the unsold shares of Common Stock that such Other Stockholders delivered for Sale or other disposition pursuant to this Section 3.04 and such Other Stockholders' related instruments of assignment and powers-of-attorney and the Prospective Sellers shall not consummate the Sale or other disposition with such Third Party or Third Parties without again complying with the terms and procedures set forth in this Section 3.04, including providing to the Other Stockholders another Offer Notice.

         (vii) Except as expressly provided in this Section 3.04, no Prospective Seller shall have any obligation to any Other Stockholder with respect to the Sale or other disposition of any shares of Common Stock owned by any Other Stockholder in connection with this Section 3.04. Anything herein to the contrary notwithstanding and irrespective of whether any Notice of Interest shall have been given, no Prospective Seller shall have any obligation to any Other Stockholder to sell or otherwise dispose of any Offered Shares pursuant to this Section 3.04 as a result of any decision by such Prospective Seller not to accept or consummate any Offer or Sale or other disposition with respect to the Offered Shares (it being understood that any and all such decisions shall be made by such Prospective Seller in its sole discretion). Except as otherwise permitted herein, no Other Stockholder shall be entitled to sell or otherwise dispose of Shares directly to any Third Party or Parties pursuant to an Offer (it being understood that all such sales and other dispositions shall be made only on the terms and pursuant to the procedures set forth in this Section 3.04).

         (b) Anything in this Section 3.04 to the contrary notwithstanding, in the event that Synetic or its Permitted Transferees shall exercise the "drag-along" rights referred to in Section 3.05, the Other Stockholders shall thereafter have no right pursuant to this Section 3.04 to participate in any such sale. Nothing in this Section 3.04 shall affect any of the obligations of any of the Stockholders under any other provision of this Agreement.

         SECTION 3.05. "Drag-Along" Rights. (a) Prior to such time as the Company first becomes a Public Company and if Avicenna or its Permitted Transferees, if any, own in the aggregate, Shares representing at least twenty-five (25%) of the Shares of Common Stock then outstanding, if Synetic or Avicenna and/or any of their Permitted Transferees, if any, shall, in any transaction or series of related transactions, directly or indirectly, propose to make a Sale for cash, Cash Equivalents or Marketable Securities of shares of Common Stock or Avicenna Stock held by them (for purposes of this Section 3.05, the "Controlling Shares") to a Third Party or Third Parties (for purposes of this Section 3.05, an "Offer") and as a result of such Sale such Third Party or Third Parties and the members of any Affiliated Group of such Third Party or Third Parties would own a majority of the then outstanding shares of Common Stock or Avicenna Stock, Avicenna and/or its Permitted Transferees may, at their option, require each of the other Stockholders (for purposes of this Section 3.05, the "Other Stockholders") to sell the Pro Rata Portion of its Common Stock to such Third Party or Third Parties either (i) if the Offer was made in respect to Common Stock, for the same consideration per share and otherwise upon the same terms and conditions upon which Avicenna and/or its Permitted Transferees sell their shares, or (ii) if the Offer was made in respect to Avicenna Stock, for a consideration equal to the consideration received per share of Avicenna Stock by Synetic or its Permitted Transferees multiplied by a fraction, the numerator of which shall be the total number of shares of Avicenna Stock outstanding and the denominator of which shall be the total number of shares of Common Stock owned by Avicenna and its Permitted Transferees. For purposes of this Section 3.05, "Pro Rata Portion" means, with respect to each Other Stockholder, either (a) if the Controlling Shares are Common Stock, a number of shares of Common Stock equal to the product of (x) the total number of shares of Common Stock then owned by such Other Stockholder, multiplied by (y) a fraction, the numerator of which shall be the total number of shares of Common Stock proposed to be sold by Avicenna and/or its Permitted Transferees, and the denominator of which shall be the total number of shares of Common Stock then owned by Avicenna and/or its Permitted Transferees, or (b) if the Controlling Shares are Avicenna Stock, the product of (x) the total number of shares of Common Stock then owned by such Other Stockholder, multiplied by (y) a fraction, the numerator of which shall be the total number of shares of Avicenna Stock proposed to be sold by Synetic and/or its Permitted Transferees, and the denominator of which shall be the total number of shares of Avicenna Stock then owned by Synetic and/or its Permitted Transferees.

         (b) (i) Avicenna and/or such Permitted Transferees shall provide a written notice (for purposes of this Section 3.05, the "Offer Notice") of such Offer to each of the Other Stockholders not later than the fifteenth Business Day prior to the consummation of the Sale contemplated by the Offer. The Offer Notice shall contain written notice of the exercise of the "drag-along" rights of Synetic or Avicenna and/or their Permitted Transferees pursuant to Section 3.05(a), setting forth the consideration per share of Common Stock to be paid by the Third Party or Third Parties and the other material terms and conditions of the Offer. Within 10 Business Days following the date the Offer Notice is given, each of the Other Stockholders shall deliver to Avicenna and/or such Permitted Transferees, to be held in trust, (A) the certificate or certificates evidencing the Pro Rata Portion of Common Stock owned or held by such Other Stockholder duly endorsed in blank or accompanied by written instruments of transfer in form reasonably satisfactory to Avicenna and/or such Permitted Transferees executed by such Other Stockholder, (B) a special irrevocable power-of-attorney authorizing Avicenna and/or such Permitted Transferees, on behalf of such Other Stockholder, to sell or otherwise dispose of such shares of Common Stock pursuant to the terms of the Offer and to take all such actions as shall be necessary or appropriate in order to consummate such sale or disposition, and (C) wire transfer instructions for payment of the purchase price of the Other Stockholder's Shares; provided that no Other Stockholder shall have any liability to any purchaser of the shares of Common Stock pursuant to the Offer in excess of the aggregate proceeds received by such Other Stockholder in exchange for its shares of Common Stock. Synetic or Avicenna and/or their Permitted Transferees shall cause the Third Party to whom the Shares of the Other Stockholders are being sold or otherwise disposed to deliver the appropriate amount of immediately available funds for the purchase of such Shares to the Other Stockholders pursuant to the wire transfer instructions described in clause (C) above. If in connection with such Sale or other disposition, Synetic or Avicenna and/or their Permitted Transferees are to receive consideration other than cash, Cash Equivalents or Marketable Securities, each Other Stockholder shall have the right to elect to receive in lieu thereof cash or Cash Equivalents equal to the Fair Value of the consideration otherwise payable to such Other Stockholder. Such Other Stockholder shall make such election in a written notice to Synetic or Avicenna and/or their Permitted Transferees within ten (10) Business Days following the date the Offer Notice is provided to such Other Stockholder.

         (ii) Promptly after the consummation of the Sale of shares to the Third Party or Third Parties pursuant to the Offer, the Other Stockholders shall pay to Synetic or Avicenna and/or their Permitted Transferees, as the case may be, the Other Stockholders' pro rata portion of the documented and reasonable expenses (including, without limitation, reasonable legal expenses) actually incurred by Synetic or Avicenna and/or their Permitted Transferees in connection with such Sale.

         (iii) If, at the end of the 180-day period following the giving of the Offer Notice, Synetic or Avicenna and/or their Permitted Transferees shall not have completed the Sale of all the Controlling Shares and the Other Stockholders' shares delivered pursuant to Section 3.05(b)(i), Synetic or Avicenna and/or their Permitted Transferees shall return to each of the Other Stockholders all certificates evidencing unsold shares and related powers-of-attorney that such Other Stockholder delivered pursuant to this
Section 3.05 and Synetic or Avicenna and/or their Permitted Transferees shall not consummate the Sale or other disposition with such Third Party or Third Parties without again complying with the terms and procedures set forth in this
Section 3.05, including providing to the Other Stockholders another Offer
Notice.

         (iv) Except as expressly provided in this Section 3.05, Synetic or Avicenna and their Permitted Transferees, if any, shall have no obligation to any Other Stockholder with respect to the Sale or other disposition of any shares owned by any Other Stockholder in connection with this Section 3.05. Anything herein to the contrary notwithstanding, Synetic or Avicenna and their Permitted Transferees, if any, shall have no obligation to any Other Stockholder to sell or otherwise dispose of any Controlling Shares pursuant to this Section
3.05 as a result of any decision by Synetic or Avicenna and/or their Permitted Transferees not to accept or consummate any Offer or Sale with respect to the Controlling Shares (it being understood that any and all such decisions shall be made by Synetic or Avicenna and/or their Permitted Transferees in their sole discretion). No Other Stockholder shall be entitled to make any Sale of shares directly to any Third Party pursuant to an Offer (it being understood that all such Sales shall be made only on the terms and pursuant to the procedures set forth in this Section 3.05). Nothing in this
Section 3.05 shall affect any of the obligations of any of the Stockholders under any other provision of this Agreement.

         (c) Anything in this Section 3.05 to the contrary notwithstanding, the provisions of this Section 3.05 shall not be applicable from such time as the Company becomes a Public Company and shall not be applicable to: (i) any Sale of Shares pursuant to a Public Offering; or (ii) any Sale of Shares in a Rule 144 Transaction so long as immediately prior to, and immediately after the consummation of, such Rule 144 Transaction the Company is a Public Company.

         SECTION 3.06. Certain Persons to Execute Agreement. (a) Each Stockholder agrees that it will not directly or indirectly make any Sale of, or create, incur or assume any Encumbrance with respect to, any Shares held by such Stockholder, unless, prior to the consummation of any such Sale or the creation, incurrence or assumption of any such Encumbrance, the Person to whom such Sale is proposed to be made or the Person in whose favor such Encumbrance is proposed to be created, incurred or assumed (for purposes of this Section 3.06, a "Prospective Transferee") (i) executes and delivers to the Company an agreement, in form and substance reasonably satisfactory to the Company, whereby such Prospective Transferee confirms that, with respect to the Shares that are the subject of such Sale or Encumbrance, it shall be deemed to be a "Stockholder" for the purposes of this Agreement and agrees to be bound by all the terms of this Agreement and (ii) delivers to the Company a written opinion of counsel, satisfactory in form and substance to the Company, to the effect that the agreement referred to above that is delivered by such Prospective Transferee is a legal, valid and binding obligation of such Prospective Transferee enforceable against such Prospective Transferee in accordance with its terms. Upon the execution and delivery by such Prospective Transferee of the agreement referred to in clause (i) of the next preceding sentence and, if required, the delivery of the opinion of counsel referred to in clause (ii) of the next preceding sentence, such Prospective Transferee shall be deemed a "Stockholder" for the purposes of this Agreement, and shall have the rights and be subject to the obligations of a Stockholder hereunder with respect to the Shares held by such Prospective Transferee or in respect of which such Encumbrance shall have been created, incurred or assumed.

         (b) Anything in this Section 3.06 to the contrary notwithstanding, the provisions of this Section 3.06 will not be applicable to (i) any Sale of Shares pursuant to a Public Offering or (ii) any Sale of Shares in a Rule 144 Transaction so long as immediately prior to, and immediately after the consummation of, such Rule 144 Transaction the Company is a Public Company.

         SECTION 3.07. Improper Sale or Encumbrance. Any attempt to make any Sale of, or create, incur or assume any Encumbrance with respect to, any Shares not in compliance with this Agreement shall be null and void and the Company shall not give any effect in the Company's stock records to such attempted Sale or Encumbrance.


                                   ARTICLE IV

                               REGISTRATION RIGHTS

         SECTION 4.01. Demand Registration. (a) At any time during the period commencing at the later of January 2, 2001 and the completion of the IPO Lock-Up Period, and ending three (3) years thereafter, Cerner may make a written request for registration under the Securities Act of all or part of its Registrable Securities (a "Demand Registration") for the disposition of such Registrable Securities pursuant to an underwritten public offering; provided, however, that the Company shall not be obligated to effect more than two Demand Registrations; and provided, further, however, that each Demand Registration cover at least the Minimum Registration Amount. A request for a Demand Registration will specify the number of shares of Registrable Securities proposed to be sold. A registration will not count as a Demand Registration until the registration statement relating thereto has become effective. Cerner shall not request a Demand Registration during the six-month period following the effective date of the registration statement relating to a prior Demand Registration.

         (b) Notwithstanding any other provision hereof to the contrary, the Company shall be entitled, in its sole discretion, to elect once with respect to each of the Demand Registrations it may be requested to effect to delay the filing of a registration statement pursuant to the terms hereof for up to 120 days from the date of the request therefor under Section 4.01(a).

         (c) The Company shall have the right to select the managing underwriter or underwriters for the underwritten public offering to which each Demand Registration relates, subject to the approval of the Cerner, which shall not be unreasonably withheld.

         (d) If the managing underwriter or underwriters shall advise the Company and Cerner that, in the view of such underwriters, Cerner shall have requested the registration of a number of Registrable Securities that exceeds the maximum number of securities that can be sold without having an adverse effect on a Demand Registration, including the price at which such securities can be sold, the Company shall not be required to register shares in excess of such maximum number.

         (e) The Company shall co-operate fully, and provide such assistance as Cerner and its advisors shall reasonably require, to achieve each Demand Registration. Such co-operation and assistance shall include, without limitation, providing information about the

Company and making representatives available to Cerner and its advisers for such assistance or as is reasonably necessary to market and implement a successful Demand Registration.

         (f) The Company shall pay all Registration Expenses in connection with each Demand Registration.

         SECTION 4.02. Registration Procedures. Whenever Cerner requests that any Registrable Securities be registered pursuant to Section 4.01 hereof, and subject to Sections 4.01(b) and 4.01(d), the Company will use its reasonable efforts to effect the registration of such Registrable Securities as promptly as practicable, and in connection with any such request:

         (a) The Company will prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder and in accordance with the distribution thereof pursuant to an underwritten public offering, and use its reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than the earlier of (i) the completion of the sale of all of the Registrable Securities and (ii) 90 days.

         (b) The Company will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to Cerner and each managing underwriter copies thereof, and thereafter furnish to Cerner and each such underwriter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as Cerner or such underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

         (c) After the filing of the registration statement, the Company will promptly notify Cerner of any stop order issued or, to the knowledge of the Company, threatened to be issued by the Commission and take all necessary actions required to prevent the entry of such stop order or to remove it if entered.

         (d) The Company will endeavor to qualify the Registrable Securities for offer and sale under such other securities or "blue sky" laws of such jurisdictions in the United States as Cerner reasonably (in light of the plan of distribution of such Registrable Securities pursuant to an underwritten public offering) requests; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

         (e) The Company will, as promptly as practicable, notify Cerner, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to Cerner and to the underwriters any such supplement or amendment. Cerner agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in the preceding sentence, Cerner will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of such supplemented or amended prospectus and, if so directed by the Company, Cerner will deliver to the Company all copies, other than permanent file copies then in Cerner's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 4.02(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to Cerner such supplemented or amended prospectus.

         (f) The Company will enter into customary agreements (including an underwriting agreement in customary form and satisfactory in form and substance to the Company) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

         (g) The Company will furnish to Cerner and to each managing underwriter a signed counterpart, addressed to Cerner and each underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a "comfort" letter or "comfort" letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or "comfort" letters delivered to such parties.

         (h) The Company shall make available for inspection by Cerner, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by Cerner or underwriter (collectively for purposes of this clause (h), the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company reasonably necessary to enable the Inspectors to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

         (i) The Company shall provide a transfer agent and registrar for all Registrable Securities included in such registration statement not later than the effective date of such registration statement.

         (j) The Company will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed.

The Company may require Cerner promptly to furnish in writing to the Company such information regarding Cerner, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

         SECTION 4.03 Indemnification. (a) The Company agrees to indemnify and hold harmless Cerner, its employees, officers and directors, and each person, if any, who controls Cerner within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Parent shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company by or on behalf of Cerner; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of Cerner if a copy of the current prospectus was not provided to a purchaser of the Registrable Securities and such current prospectus would have cured the defect giving rise to such loss, claim, damage or liability or for any sales occurring after the Company has informed Cerner under Section 4.02(e) and prior to the delivery by the Company of any supplement or amendment to such prospectus. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of Cerner provided in this Section 4.03(a).

         (b) Cerner agrees to indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to Cerner, but only with reference to information furnished by or on behalf of Cerner for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Cerner also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.03(b) or on such other basis as such underwriters may require.

         (c) Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which its seeks indemnification (provided, however, that the failure to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is actually prejudiced by such failure to give notice) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party and in that case the indemnified party shall have the right to participate in the conduct of such defense (provided, however, that it will pay for the fees of its own counsel.) Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving of the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such counsel or counsels.

         SECTION 4.04. Contribution. (a) If the indemnification provided for in
Section 4.03 is unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the Company, Cerner and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, Cerner and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (b) The Company and Cerner agree that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.04(a).

The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 4.04(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 4.04, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and Cerner shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by Cerner exceeds the amount of any damages which Cerner has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         SECTION 4.05. Right to Participate. If Avicenna, Synetic or any of their Permitted Transferees sell any of their Capital Stock of the Company in the Company's first Public Offering, Cerner shall have the right to include within such Public Offering a number of Shares owned by Cerner and its Affiliates equal to the total number of Shares owned by Cerner and its Affiliates multiplied by a fraction the numerator of which shall be the number of shares of Capital Stock to be sold by Avicenna, Synetic and any of their Affiliates and Permitted Transferees and the denominator of which is the total number of shares of Capital Stock owned by all of them. Cerner shall participate in such Public Offering on the same basis as Avicenna, Synetic and their Affiliates and Permitted Transferees.

         SECTION 4.06. No Assignment. No assignment of the registration rights granted to Cerner in this Article IV, in whole or in part, shall be permitted to any transferee of Registrable Securities other than a Permitted Transferee of Cerner.


                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.01. Termination. Unless otherwise expressly provided herein, the obligations of the parties hereto shall terminate on the later of the fifth anniversary of the execution and delivery hereof or the date upon which Cerner ceases to own any Common Stock.

         SECTION 5.02. Conflict with Certificate of Incorporation or By-laws of the Company. In the event any provision of this Agreement conflicts with any provision of the Certificate of Incorporation or the By-laws of the Company, the terms of this Agreement shall control, and each Stockholder shall vote all shares of Common Stock which it holds of record, and shall take all actions necessary, to ensure that at all times the Certificate of Incorporation and the By-laws of the Company do not conflict with any provision of this Agreement.

         SECTION 5.03. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         SECTION 5.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.04):

         (a) if to the Company:

         c/o Synetic, Inc.
         669 River Drive
         Elmwood Park, NJ   07407
         Telecopy No.: (201) 703-3401
         Attention:  General Counsel

         with a copy to:

         Shearman & Sterling
         599 Lexington Avenue
         New York, New York 10022
         Telecopy No.:  (212) 848-7179
         Attention:  Creighton O'M Condon, Esq.

         (b) if to Avicenna or Synetic:

         Synetic, Inc.
         669 River Drive
         Elmwood Park, NJ   07407
         Telecopy No.: (201) 703-3401
         Attention:  General Counsel
         with a copy to:

         Shearman & Sterling
         599 Lexington Avenue
         New York, New York 10022
         Telecopy No.:  (212) 848-7179
         Attention:  Creighton O'M Condon, Esq.

         (c) if to Cerner:

         Cerner Corporation
         2800 Rockcreek Parkway
         Kansas City, Missouri 64117
         Telecopy:  (816) 474-1742
         Attention:  President

         with a copy to:

         Cerner Corporation
         2900 Rockcreeck Parkway
         Kansas City, Missouri 64117
         Telecopy No.: (816) 474-1742
         Attention: General Counsel

         SECTION 5.05. Public Announcements. Except as required by law, governmental regulation or by the requirements of any securities exchange on which the securities of a party hereto are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the Ancillary Agreements or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

         SECTION 5.06. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 5.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, governmental regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         SECTION 5.08. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

         SECTION 5.09. Assignment. This Agreement shall not be assigned without the express written consent of the parties (which consent may be granted or withheld in the sole discretion of any party), except that any party hereto may assign its rights hereunder to an Affiliate of such party; provided, however, that any such assignment shall not relieve the assigning party of its obligations hereunder; provided, further, however, that any party may, without the written consent of any other party, assign and delegate this Agreement and its rights and obligations hereunder in connection with a merger, consolidation or sale of all or substantially all of its assets (which sale shall include the assignment and assumption of all rights and obligations under the Ancillary Agreements).

         SECTION 5.10. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 5.11. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties.

         SECTION 5.12. Governing Law. This Agreement shall be governed by the laws of the State of New York.

         SECTION 5.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 5.14. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         SECTION 5.15. Payments. Except as otherwise provided herein, all payments to be made in cash pursuant to this Agreement shall be made by certified check or by wire transfer of immediately available funds to an account designated by the recipient of such payment.

         SECTION 5.16. Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby and for any counterclaim therein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the day and year first above written.



                                          SYNETIC HEALTHCARE
                                          COMMUNICATIONS, INC.


                                          By
                                              -------------------------------
                                              Name:
                                              Title:


                                          AVICENNA SYSTEMS CORPORATION


                                          By
                                              -------------------------------
                                              Name:
                                              Title:


                                          SYNETIC, INC.


                                          By
                                              -------------------------------
                                              Name:
                                              Title:


                                          CERNER CORPORATION


                                          By
                                              -------------------------------
                                              Name:
                                              Title: